UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 4, 2004 (February 27, 2004)

Date of Report (Date of earliest event reported)

CABLETEL COMMUNICATIONS CORP.

(Exact name of Registrant as specified in its charter)

Ontario, Canada

(Jurisdiction of incorporation or organization)

1-13332	8647 8525

(Commission File Number)	(Canadian Federal Tax Account Number)

230 Travail Rd., Markham, Ontario, Canada L3S 3J1

(Address of principal executive offices)

(905) 475-1030

(Registrant’s telephone number, including area code)

Item 5. Other Events

     On February 27, 2004, Cabletel Communications Corp. “(Cabletel)” announced that it has agreed upon terms for the sale of the assets of its distribution business to Power & Telephone Supply Company of Canada, a subsidiary of privately-owned Power & Telephone Supply Company, an independent worldwide distributor of material for the telecommunications and cable TV industries, headquartered in Memphis, Tenn. The sale, which will include the current inventory of the distribution business and the Cabletel name, is subject to a number of customary conditions, including completion of due diligence, the execution of definitive documentation and court approval in Ontario. Although no assurance can be given that the transaction will be consummated, the parties are seeking to complete the transaction on or before March 12, 2004. The purchase price was not disclosed.

Item 7. Financial Statements and Exhibits

99.1	Press release dated February 27, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLETEL COMMUNICATIONS CORP. (Registrant)

Date: March 4, 2004	By:	/s/ D. Gregory Walling D. Gregory Walling President and Chief Executive Officer